UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2010

SPORT SUPPLY GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-15289	22-2795073
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Diplomat Drive Farmers Branch, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 484-9484

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger Agreement

On March 15, 2010, Sport Supply Group, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sage Parent Company, Inc., a Delaware corporation (“Parent”), and Sage Merger Company, Inc., a wholly-owned subsidiary of Parent (“Sub”), providing for the merger of Sub with and into the Company, with the Company surviving the merger (the “Merger”) as a wholly-owned subsidiary of Parent.  Parent and Sub are affiliates of ONCAP Management Partners, L.P (“ONCAP”), the mid-market private equity business of Onex Corporation (“Onex”).

At the effective time of the Merger, each outstanding share of common stock of the Company (other than treasury shares, shares held by Parent and Sub, shares with respect to which dissenters rights are properly exercised and shares held by the Roll-Over Persons (as defined below)) will be cancelled and converted into the right to receive $13.55 per share in cash (the “Merger Consideration”).  At the effective time of the Merger, each outstanding option to acquire shares of common stock of the Company (other than options being exchanged for shares of the Parent’s common stock by certain officers of the Company), whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash equal to the excess, if any, of the Merger Consideration over the exercise price per share for each share subject to the applicable option.  At the effective time of the Merger, each unvested restricted share of the common stock of the Company awarded under the Company’s stock incentive plans will be cancelled and converted into the right to receive the Merger Consideration.

The Merger Agreement contains detailed representations, warranties and covenants.  These representations, warranties and covenants were made solely for purposes of the Merger Agreement and should not be relied upon by any investor in the Company, nor should any investor rely upon any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Sub, or any of their respective subsidiaries or affiliates.  Investors in the Company are not third-party beneficiaries under the Merger Agreement.

In accordance with the Merger Agreement, the Company is entitled to solicit alternative takeover proposals from third parties for a period of 30 days after March 15, 2010 (which period can be extended for an additional 15 days for certain parties meeting certain additional requirements).  During this “go-shop” period, Houlihan Lokey Howard & Zukin Capital, Inc. (“Houlihan Lokey”), the Company’s independent financial advisor, will assist the Company in soliciting proposals for alternative takeover proposals.

After the end of the “go-shop” period, the Company is subject to certain “no-shop” restrictions on its abilities to solicit alternative takeover proposals from third parties and to provide information to and engage in discussions with third parties regarding alternative takeover proposals.  The no-shop provision is subject to a “fiduciary-out” provision that allows the Board of Directors of the Company (the “Board”) or the Special Committee of the Board of Directors of the Company (the “Special Committee”) under certain circumstances to change its recommendation to the Company’s stockholders and terminate the Merger Agreement to enter into a definitive agreement with respect to an alternative takeover proposal that is determined to be superior to the Merger Agreement (subject to Parent’s rights to match the alternative takeover proposal).

Consummation of the Merger is subject to various closing conditions including: (i) approval by the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon, (ii) the absence of any law, order or injunction prohibiting the Merger, and (iii) the absence of any action by a governmental entity challenging or seeking to prohibit the Merger.  Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions including: (a) the accuracy of the other party’s representations and warranties in the Merger Agreement (subject to customary materiality qualifiers, including in many cases of the Company’s representations and warranties, a “Company Material Adverse Effect” (as defined in the Merger Agreement) qualifier) and (b) the other party’s compliance in all material respects with its covenants and agreements contained in the Merger Agreement.  The obligations of Parent and Sub to consummate the Merger are further subject to the satisfaction (or waiver) of certain other conditions including the absence of any “Company Material Adverse Effect”.  The transaction is not subject to any financing condition; however, Parent has the unilateral option to terminate the Merger Agreement by paying the Company a termination fee of either $6,000,000 or $10,000,000 (which is further described below).

The Merger Agreement contains certain termination rights for the Company and Parent.  Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of either $10,000,000 (in the event the Board or the Special Committee changes its recommendation for the Merger (other than a change of recommendation in connection with certain specified events)), $6,000,000 (in the event the Merger Agreement is terminated in connection with an alternative takeover proposal that is determined to be superior to the Merger Agreement, the Board or the Special Committee changes its recommendation for the Merger in connection with certain specified events), or the Company willfully and materially breaches its representations, warranties and covenants under the Merger Agreement, or the termination fee is owed in connection with entering into certain alternative takeover proposals within 10 ½ months after the termination of the Merger Agreement) or $3,000,000 (in the event the Merger Agreement is terminated in connection with an alternative takeover proposal that is determined to be superior to the Merger Agreement during the “go shop” period with a person that did not have discussions with the Company (which discussions lead to the signing of a customary confidentiality agreement) regarding a takeover proposal between January 1, 2009 and the execution of the Merger Agreement).  The Company may also be obligated to reimburse transaction expenses incurred by Parent and Merger Sub up to $2,000,000 depending on the reason the Merger Agreement is terminated.

Upon termination of the Merger Agreement under specified circumstances, Parent will be required to pay the Company a termination fee of either $10,000,000 or $6,000,000 and may also be obligated to reimburse transaction expenses incurred by the Company up to $2,000,000, in each case, depending on the reason the Merger Agreement is terminated.

Parent is entitled to seek specific performance against the Company in order to enforce the Company’s obligations under the Merger Agreement and can also sue for monetary damages if the Company willfully and maliciously breaches the Merger Agreement.  The Company can sue for monetary damages if Parent or Sub willfully and materially breaches the Merger Agreement; however, the Company’s ability to recover for such damages is generally limited to its protections under the Limited Guarantee (described below).

The Merger Agreement was negotiated on behalf of the Company by the Special Committee, with the assistance of outside financial and legal advisors, and the Special Committee unanimously recommended that the Board adopt the Merger Agreement.  Prior to making such recommendation, Houlihan Lokey provided the Special Committee with its opinion that the Merger Consideration is fair from a financial point of view, to the stockholders of the Company.  Based on the Special Committee’s unanimous recommendation and its own judgment, the Board unanimously approved (with one abstention) the Merger Agreement and recommended that the Company’s stockholders adopt the Merger Agreement.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Supporting Agreements

To support its obligations under the Merger Agreement, Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement.  Additionally, CBT Holdings, LLC, an affiliate of Andell Holdings (“CBT”), which beneficially owns approximately 16% of the Company’s outstanding common stock, and certain members of the Company’s management team (collectively with CBT, the “Roll-Over Persons”), have entered into agreements with ONCAP to exchange their common stock and options, as applicable, in the Company for equity of Parent.  Parent has also entered into certain management agreements and release agreements with certain members of the Company’s management team which will take effect upon the consummation of the Merger.

The Company has also entered into a Limited Guarantee (the “Limited Guarantee”) with ONCAP Investment Partners II L.P. (the “Investor”) by which the Investor guaranteed to the Company certain financial liabilities and obligations of Parent and Sub under the Merger Agreement, subject to certain limits (plus interest and costs in certain circumstances), the highest of which would be $12 million.

Parent also entered into a Voting Agreement (the “Stockholder Voting Agreement”) with CBT Holdings, LLC (whose ownership in the Company is described above) and affiliates of Carlson Capital L.P., which own approximately 22% of the outstanding common stock of the Company, providing, among other things, that such stockholders would vote in favor of the adoption of the Merger Agreement.

The foregoing descriptions of the Limited Guarantee and the Voting Agreement are only summaries, do not purport to be complete and are qualified in their entirety by reference to the Limited Guarantee and Voting Agreement, which are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All forward-looking statements, by their nature, are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  The forward-looking statements include, without limitation, statements relating to the benefits of the proposed transaction, statements relating to future performance of the Company, statements relating to the completion of the proposed transaction, and other statements containing words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions or statements of current expectation, assumption or opinion.  There are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, including the following: (1) the Company may be unable to obtain stockholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the transaction; (5) the Company may be adversely affected by other economic, business, and/or competitive factors; (6) legislative developments; (7) changes in tax and other laws; (8) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (9) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the transaction, and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all.  Additional factors that may affect the future results of the Company are set forth in its filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in Sport Supply Group’s Form 10-K for the fiscal year ended June 30, 2009 and Form 10-Q for the fiscal quarter ended December 31, 2009.

In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this Current Report on Form 8-K may not occur.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this Current Report on Form 8-K.  The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this Current Report on Form 8-K to reflect circumstances existing after the date of this Current Report on Form 8-K or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file a proxy statement and other materials with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION.  Investors may obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Sport Supply Group at http://www.sec.gov, the SEC’s free internet site.  Free copies of the Company’s SEC filings including the proxy statement (when available) are also available on the Company’s internet site at http://www.sportsupplygroup.com/ under “Investors/SEC Filings.”

The Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction.  Information regarding the officers and directors of the Company is included in the definitive proxy statement filed with the SEC on October 7, 2009 with respect to the Company’s fiscal 2010 annual meeting of stockholders.  More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated March 15, 2010, by and among Sport Supply Group, Inc., Sage Parent Company, Inc., and Sage Merger Company, Inc.
99.1	Limited Guarantee dated March 15, 2010 by and among Sport Supply Group, Inc., and ONCAP Investment Partners II L.P.
99.2	Stockholder Voting Agreement, dated March 15, 2010, among Sage Parent Company, Inc., CBT Holdings, LLC, Black Diamond Offshore Ltd. and Double Black Diamond Offshore Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT SUPPLY GROUP, INC.

Date: March 16, 2010	By:	/s/ John E. Pitts
	Name:	John E. Pitts
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated March 15, 2010, by and among Sport Supply Group, Inc., Sage Parent Company, Inc., and Sage Merger Company, Inc.
99.1	Limited Guarantee dated March 15, 2010 by and among Sport Supply Group, Inc., and ONCAP Investment Partners II L.P.
99.2	Stockholder Voting Agreement, dated March 15, 2010, among Sage Parent Company, Inc., CBT Holdings, LLC, Black Diamond Offshore Ltd. and Double Black Diamond Offshore Ltd.